Exhibit 10.6

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

XBOX 2 PUBLISHER LICENSE AGREEMENT

This Xbox 2 Publisher License Agreement (the “Agreement”) is entered into and effective as of May 15, 2005 (the “Effective Date”) by and between Microsoft Licensing, GP, a Nevada general partnership (“Microsoft”), on the one hand, and Electronic Arts Inc., a Delaware corporation and Electronic Arts C.V., a Netherlands limited partnership (together referred to as “EA”) on the other hand.

RECITALS

A. On or about December 8, 2000, EA and Microsoft Corporation entered into an Xbox Publisher License Agreement relating to EA’s development and publishing of software titles for the first generation of the Xbox video game console system, which Xbox Publisher License Agreement has been amended several times. Said Xbox Publisher License Agreement, as amended by any and all amendments thereto, except the amendment referred to in Recital B below, are referred to herein as the “Xbox PLA.”

B. On or about May 7, 2004, EA and Microsoft entered into an Xbox Live Distribution Amendment to the Xbox PLA (the “Xbox Live Amendment”), relating to EA’s participation in Microsoft’s Xbox Live service with respect to both Xbox and Xbox 2 (as defined below).

C. EA desires to develop and/or publish one or more software products running on the Xbox 2 video game console system, which software products may also be made available to subscribers of Xbox Live, and to license proprietary materials from Microsoft on the terms and conditions set forth herein.

D. EA intends to release certain franchise titles on the Xbox 2 game system under certain release conditions [***].

E. The Agreement is intended by the parties to be the “new publisher license agreement for Xbox 2” referred to in Section 0.3 of the Xbox Live Amendment.

F. Microsoft is a partnership considered a tax resident of the United States, and whose owner is considered for United States federal income tax purposes a United States corporation and a tax resident of the United States.

Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and EA agree as follows:

1. Exhibits

The following exhibits are hereby incorporated into this Agreement.

Exhibit 1:	Form of Annual Title Map
Exhibit 2:	Royalty Payments
Exhibit 2-A:	Royalty Tier Selection Form
Exhibit 2-B:	Japan/Asia Royalty Incentive Program
Exhibit 3:	Authorized Affiliates
Exhibit 4:	MIOL Enrollment Form
Exhibit 5:	Non-Disclosure Agreement

2. Scope and Relationship Among Agreements

2.1 Scope, In General. This Agreement and the Xbox Live Amendment (to the extent applicable to Xbox 2) are intended by the parties to set forth their entire agreement with respect to the publishing of software products by EA for Xbox 2. The Xbox PLA and the Xbox Live Amendment (to the extent applicable to Xbox, as defined in the Xbox PLA) are intended by the parties to continue to apply to the publishing of software products by EA for Xbox, and only to such products.

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2.2 Conflicting Terms. The provisions of the Xbox PLA and Xbox Live Amendment shall apply to the so-called “first generation” Xbox software products, as set forth therein, and nothing contained in this Agreement shall be deemed to apply to such first generation Xbox software products. The Xbox PLA shall not apply in any way to the development and publishing of Xbox 2 software products. If and to the extent that this Agreement and/or the Xbox Live Amendment are inconsistent, this Agreement shall be controlling over the Xbox Live Amendment with respect to Xbox 2 software products. Notwithstanding the foregoing, no term in Section “0. Scope” of the Xbox Live Amendment shall be controlled by this Agreement.

3. Definitions

Notwithstanding anything to the contrary contained in Section 2 above, if and to the extent that terms defined in the Xbox Live Amendment are defined differently than in this Agreement, then the definitions herein shall be controlling and the Xbox Live Amendment shall be deemed amended accordingly (as it applies to Xbox 2 software products, but not Xbox software products). As further described in this Agreement and the Xbox 2 Guide, the following terms have the following respective meanings:

3.1 “Asian Manufacturing Region” means the region comprising Taiwan, Hong Kong, Singapore, Korea and Japan and any other countries that may be included by Microsoft from time to time as set forth in the Xbox 2 Guide.

3.2 “Asian Sales Territory” means the territory comprising Taiwan, Hong Kong, Singapore and Korea and any other countries that are listed by Microsoft from time to time as set forth in the Xbox 2 Guide. The Asian Sales Territory does not include Japan.

3.3 “Authorized Replicator” means a software replicator certified and approved by Microsoft for replication of FPUs that run on Xbox 2.

3.4 “Branding Specifications” means the specifications as provided by Microsoft from time to time for using the Licensed Trademarks on or in connection with a Software Title or Demo Version and on Marketing Materials as set forth in the Xbox 2 Guide. [***].

3.5 “BTS” means a Microsoft designed sticker (“Break the Seal”) that will be issued to the Authorized Replicator for placement on the Packaging Materials as specified in the Xbox 2 Guide.

3.6 “Certification” means the final stage of the approval process at which Microsoft approves or disapproves of a Software Title for manufacture and distribution. Certification is further defined in this Agreement and the Xbox 2 Guide; [***].

3.7 “Commercial Release” with respect to a Software Title means the first distribution of an FPU that is not designated as a Demo Version. With respect to an Online Feature of a Software Title, Commercial Release means the first availability of such feature via Xbox Live to End Users.

3.8 “Concept” means the details of a proposed Software Title for Xbox 2, in each case including content and technical characteristics, target market, proposed release date and development schedule.

3.9 “Demo Version” means a small portion of an applicable Software Title that is provided to end users at no or minimal cost to advertise or promote a Software Title.

3.10 “End User” has the meaning ascribed to it in Section 1.9 of the Xbox Live Amendment.

3.11 “End User Content” has the meaning ascribed to it in Section 1.11 of the Xbox Live Amendment.

3.12 “European Sales Territory” and “European Manufacturing Region” each mean the territory comprising the United Kingdom, France, Germany, Spain, Italy, Netherlands, Belgium, Sweden, Denmark, Norway, Finland, Austria, Switzerland, Ireland, Portugal, Greece, Australia and New Zealand, and any other countries that may be included by Microsoft from time to time as set forth in the Xbox 2 Guide.

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3.13 “FPU” (Finished Product Unit) means a copy of a Software Title in object code form that has passed Certification, has been affixed to a DVD disk and approved by Microsoft for release and manufacturing. Once the Packaging Materials have been added, and the BTS has been assigned or affixed to the FPU or its packaging, the FPU also includes its accompanying BTS and Packaging Materials.

3.14 “FPU Technical Specifications” shall mean the technical specifications set forth in the Xbox 2 Guide to which FPUs must conform, as Microsoft may hereafter provide from time to time in accordance with Section 6.

3.15 “Japan Sales Territory” means the country of Japan.

3.16 “Licensed Trademarks” means the Microsoft trademarks identified in the Xbox 2 Guide.

3.17 “Marketing Guidelines” shall mean requirements in the following categories that are included and/or revised by Microsoft from time to time in the Xbox 2 Guide, which requirements will form the basis for Microsoft’s review and approval of EA’s Marketing Materials: (i) conformance to the Branding Specifications; (ii) the inclusion of any language pertaining to intellectual property rights of Microsoft or its third party suppliers that is required in the Xbox 2 Guide; (iii) the inclusion of any information relating to the use or maintenance of the Xbox 2 system that is required by the Xbox 2 Guide; (iv) with respect to any language relating specifically to the Xbox 2, compliance of such language with the overall Xbox 2 marketing message, direction and plan as further illustrated in the Xbox 2 Guide; (v) adherence to the requirements of any applicable ratings board per Section 5.5; and (vi) the inclusion of any other information required by law.

3.18 “Marketing Materials” collectively means the Packaging Materials and all press releases, marketing, advertising or promotional materials related to the Software Title and/or FPUs (including without limitation web advertising and EA’s web pages to the extent they refer to the Software Title(s) or the FPU(s)) that will be used and distributed by EA in the marketing of the Software Title(s) or FPU(s).

3.19 “Manufacturing Region” means the Asian Manufacturing Region, European Manufacturing Region, and/or North American Manufacturing Region.

3.20 “North American Sales Territory” and “North American Manufacturing Region” each mean the territory comprising the United States, Canada, Mexico, Colombia and any other countries that may be included by Microsoft from time to time as set forth in the Xbox 2 Guide.

3.21 “Online Features” has the meaning ascribed in Section 1.4 of the Xbox Live Amendment.

3.22 “Packaging Materials” means art and mechanical formats for a Software Title including the retail packaging, end user instruction manual with end user license agreement and warranties, end user warnings, FPU media label, and any promotional inserts and other materials that are to be included in the retail packaging.

3.23 “Packaging Requirements” shall mean the objective physical specifications as Microsoft may hereafter provide from time to time in accordance with Section 6 for the packaging for Software Titles (including user documentation) such as dimensions, materials and finishes.

3.24 “Pre-Certification” means the first stage of the approval process wherein Microsoft tests the Software Title to provide feedback and/or identify any issues that may prevent the Software Title from being approved during the Certification phase. Pre-Certification is further described in this Agreement and the Xbox 2 Guide.

3.25 “Replication Requirements” shall mean the technical and process requirements for the submission by EA to Microsoft for the final version of each Software Title, as Microsoft may hereafter provide from time to time. Such Replication Requirements shall be reasonably appropriate to enable Microsoft to conduct Certification testing, apply its Security Technology, parental control technology and region encoding technology to the Software Title to create a master version of each Software Title for manufacture by Authorized Replicators.

3.26 “Sales Territory” means the Asian Sales Territory, European Sales Territory, Japan Sales Territory, and/or North American Sales Territory.

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3.27 “Software Title” means each single software product [***] or Concept that EA proposes to publish for use on Xbox 2. A Software Title includes updates thereto and all Online Features. If Microsoft approves one or more additional Concept(s) for other single software product(s) proposed by EA to run on Xbox 2, then this Agreement, and the term “Software Title,” will be broadened automatically to cover the respective new software product(s) as additional Software Titles under this Agreement.

3.28 “Subscriber” has the meaning ascribed in Section 1.10 of the Xbox Live Amendment.

3.29 “Sub-Publisher” means an entity that has a valid Xbox 2 publisher license agreement with Microsoft or a Microsoft affiliate and with whom EA has entered into a written agreement to allow such entity to publish a Software Title in specific territories.

3.30 “Suggested Retail Price” means the highest per unit price that EA or its agent recommends the FPU be made commercially available to end-users in a particular Sales Territory. If the Suggested Retail Price of a particular Software Title varies among the countries in a single Sales Territory, then the highest Suggested Retail Price established for any of the countries will be used to determine the royalty fees for the entire Sales Territory.

3.31 “Technical Certification Requirements” shall mean [***].

3.32 “Usability Requirements” shall mean [***].

3.33 “Wholesale Price” means the highest per unit price that EA intends to charge retailers and/or distributors in bona fide third party transactions for the right to distribute and resell the Software Title within a Sales Territory, it being agreed that (i) any transactions involving affiliates of EA (entities controlling, controlled by or under common control of, EA) are not to be considered in determining the Wholesale Price; (ii) if EA enters into an agreement with a third party (such as a Sub-Publisher) providing the third party with the exclusive right to distribute the Software Title in a Sales Territory, the Wholesale Price is governed by the price charged by the third party rather than the terms of the exclusive distribution agreement between EA and such third party; (iii) in the North American Sales Territory, the Wholesale Price in the U.S. will be used to determine the royalty fees for the entire North American Sales Territory, regardless of the Wholesale Price of the Software Title in any other country in the North American Sales Territory; (iv) in the European Sales Territory, the highest Wholesale Price [***] will be used to determine the royalty fees for the entire European Sales Territory, [***]; and (v) if the Wholesale Price varies among countries in the Asian Sales Territory, the highest Wholesale Price used in the Asian Sales Territory will be used to determine the royalty fees for the entire Asian Sales Territory.

3.34 “Xbox 2” has the meaning ascribed to it in Section 1.16 of the Xbox Live Amendment.

3.35 “Xbox 2 Guide” means a document (in physical, electronic or website form) created by Microsoft and as may be amended from time to time in accordance with Section 6 that supplements this Agreement and (i) includes Technical Certification Requirements, Usability Requirements, Branding Specifications, Replication Requirements, Marketing Guidelines, FPU Technical Specifications and Packaging Requirements (as each of those terms are defined herein, the “Required Categories”) and (ii) provides other information (e.g., royalty payment) regarding other operational aspects of Xbox 2 and Xbox Live.

3.36 “Xbox Live” has the meaning ascribed to it in Section 1.3 of the Xbox Live Amendment.

3.37 Other Terms. All other capitalized terms have the definitions set forth with the first use of such term as described in this Agreement.

4. Xbox 2 Development Kit License

Contemporaneous with or prior to the execution of this Agreement, EA shall enter into one or more development kit license(s) (each an “XDK License”) pursuant to which Microsoft or its affiliate may license to EA software development tools and hardware to assist EA in the development and testing of Software Titles, including redistributable code that EA must incorporate into Software Titles pursuant to the terms and conditions contained in the XDK License. [***].

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5. Approval Process

5.1 Both Microsoft and EA acknowledge the importance of the games produced for a next-generation video game system. [***].

5.2 Standard Approval Process. The standard approval process for a Software Title is divided into four phases comprised of Concept disclosure, Pre-Certification, Certification, and Marketing Materials approval. Unless EA elects the EU Approval Option for a European FPU (described below), EA is required to comply at all four phases. Each phase is identified below and further described in the Xbox 2 Guide. In addition, all provisions in the Xbox Live Amendment that apply to Certification and approval processes shall also apply to Software Titles containing Online Features.

5.2.1 Annual Title Map [***].

5.2.2 Concept. [***]. Following evaluation of EA’s Concept submission, Microsoft will notify EA of whether the Concept is approved or rejected. If approved, the Concept submission form, in the form submitted and approved by Microsoft, is incorporated herein by reference and adherence to its terms is a requirement for Certification.

5.2.3 Pre-Certification. For each Software Title, EA shall deliver to Microsoft a feature-complete version of the Software Title that includes all current features of the Software Title and such other content as may be required under the Xbox 2 Guide. Upon receipt, Microsoft shall conduct technical screen and/or other testing of the Software Title consistent with the Xbox 2 Guide and will subsequently provide EA with advisory feedback regarding such testing.

5.2.4 Certification. Following Pre-Certification, EA shall deliver to Microsoft the proposed final release version of the applicable Software Title that is complete, ready for access via Xbox Live (if applicable), release, manufacture, and commercial distribution. Such version must include the final content rating certification required by Section 5.5, and shall be in a form that satisfies the Replication Requirements. Microsoft shall conduct testing of the Software Title to determine the Software Title’s compliance with the Technical Certification Requirements and the Usability Requirements (“Certification Testing”) and shall subsequently provide EA with the results of such testing, including any required fixes required prior to achieving Certification in accordance with Section 5.2.5 below. Release from Certification for a Software Title is based on (1) passing the Certification Testing; (2) Packaging Materials approval; (3) conformance with the approved Concept or Annual Title Map or any update thereto, as appropriate; and (4) continuing and ongoing compliance with all Required Categories set forth in the Xbox 2 Guide and this Agreement. EA and Microsoft acknowledge that streamlining the certification process for EA Software Titles would be mutually beneficial. The parties will work together to explore ways to streamline the Certification process, which may include EA performing certain Certification functions in-house in coordination with Microsoft’s Certification team.

5.2.5 Response by Microsoft; Re-testing. [***]. In the event EA resubmits a Software Title for re-testing by Microsoft, there will be no charge for the first re-submission. However, Microsoft reserves the right to charge EA a reasonable fee designed to offset the costs associated with the testing of Software Titles upon further resubmissions.

5.2.6 Pre-Certification and Certification Appointments. Microsoft will make “appointments” for Pre-Certification and Certification testing of each Software Title provided that: (i) EA and Microsoft will mutually schedule the Pre-Certification appointment approximately [***] weeks in advance of EA’s intended Commercial Release of the Software Title, and the Certification appointment approximately [***] weeks in advance of EA’s intended Commercial Release of the Software Title; and (ii) EA delivers to Microsoft all materials required to perform Pre-Certification or Certification testing, as applicable, as provided in Section 5.2.3 and 5.2.4 above, respectively, on or before such appointment date. In the event that EA fails to provide required materials prior to its appointment, Microsoft will schedule the applicable Software Title into the first available appointment slot [***].

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5.2.7 Marketing Materials Approval

5.2.7.1 EA shall submit all Marketing Materials to Microsoft and shall not distribute such Marketing Materials (as a component of the Software Title, FPU or otherwise) unless and until Microsoft has approved them in writing. Prior to use or publication of any Marketing Materials, EA agrees to incorporate all changes relating to use of the Licensed Trademarks that Microsoft may request in order to bring such Marketing Materials into compliance with the Marketing Guidelines. Additionally, where press releases or announcements otherwise mention Software Titles, the Xbox 2 or Xbox Live, EA will make reasonable efforts to provide Microsoft with notice of such materials and their contents prior to release.

5.2.7.2 To expedite the review and approval process of EA’s Marketing Materials, Microsoft and EA will make “appointments” for review and approval of EA’s expected date for final printing or manufacture of the Marketing Materials and EA will deliver to Microsoft the applicable Marketing Materials on or before the scheduled appointment date. In the event that EA fails to provide required materials by the date of its appointment, Microsoft will schedule the review of the applicable Marketing Materials into the first available approval slot [***].

5.2.7.3 Notwithstanding anything to the contrary in this Agreement, the Xbox Live Amendment or the Xbox 2 Guide, samples of Marketing Materials approved by Microsoft that are subsequently manufactured without change by or on behalf of EA are not required to be resubmitted to Microsoft for approval (i) prior to publication or (ii) prior to assembling the materials with FPUs and distributing the finished goods. Once approved by Microsoft, Marketing Materials, or particular elements thereof, may be reused and republished in related Marketing Materials without the need for additional review or approval by Microsoft, provided that the other elements of such related Marketing Materials shall be subject to Microsoft’s approval as provided in Section 5.2.7.1. By way of example only, elements of the approved packaging for a Software Title may be incorporated into advertisements or point-of-purchase (“POP”) displays without requiring additional review or approval by Microsoft of the elements taken from the previously approved packaging (so long as the reused elements are accurately depicted in the ads or POP displays), but other elements (other than the reused or republished elements) of the ads or POP displays shall require review and approval by Microsoft with respect to their conformance to the Marketing Guidelines.

5.2.7.4 With the exception of certifying that EA’s use of Licensed Trademarks is in accordance with the Marketing Guidelines, nothing herein shall require EA to obtain Microsoft’s approval of EA’s Marketing Materials with respect to screen shots, publicity materials, trademarks, etc. owned by Microsoft or any third parties as permitted by law without a license (for example, pursuant to a right of “fair use” under applicable copyright law or a “referential” use under trademark law).

5.3 EU Approval Option. For a Software Title that EA intends to distribute solely in the European Sales Territory (a “European FPU”), EA may choose at any time during a Software Title’s development and prior to manufacture by an Authorized Replicator, not to submit the Software Title to Microsoft for Concept approval (Section 5.2.2), Pre-Certification (section 5.2.3) and/or Marketing Materials approval (section 5.2.7). Notwithstanding the foregoing, EA is required to submit such Software Title to Microsoft for Certification approval. Collectively, this option is referred to herein as the “EU Approval Option.” The EU Approval Option is not available for Online Features intended to be available in the European Sales Territory. If EA chooses the EU Approval Option, EA shall not use the Licensed Trademarks on the European FPU and the license grant set forth in Section 18.1 is withdrawn as to such European FPU. In addition, EA shall make no statements in advertising, marketing materials, packaging, websites or otherwise that the European FPU is approved or otherwise sanctioned by Microsoft or is an official Xbox 2 Software Title. The European FPU may not be distributed outside the European Sales Territory without complying with all terms of the Agreement concerning approvals and the release of the FPU as deemed relevant by Microsoft. Microsoft may provide additional information in the Xbox 2 Guide regarding the European Approval Option. Notwithstanding EA’s choice of the EU Approval Option, all other portions of the Agreement other than those specifically identified above shall remain in effect.

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5.4 Additional Review. EA may request the ability to submit versions of the Software Title or Online Features at stages of development other than as identified above for review and feedback by Microsoft. Such review is within the discretion of Microsoft and may require the payment of reasonable fees by EA to offset the costs associated with the review of such Software Titles.

5.5 Content Rating. For those Sales Territories that utilize a content rating system, Microsoft will not accept submission of a Software Title for Certification approval unless and until EA has obtained, at EA’s sole cost, a rating not higher than “Mature (17+)” or its equivalent from the appropriate rating bodies and/or any and all other independent content rating authority/authorities reasonably designated by Microsoft (such as ESRB, ELSPA, etc.). EA shall include the applicable rating(s) prominently on FPUs and Marketing Materials, in accordance with the applicable rating body guidelines. For those Sales Territories that do not utilize a content rating system, Microsoft will not approve any Software Title that, in its opinion, contains excessive sexual content or violence, inappropriate language or other elements deemed unsuitable for Xbox 2.

5.6 Mutual Approval Required. EA shall not distribute the Software Title, nor manufacture any FPU intended for distribution, unless and until Microsoft has given its final approval and released from Certification the Software Title (in accordance with the requirements set forth in this Agreement and the Xbox 2 Guide) and both parties have approved the FPU in writing.

5.7 Prompt Release by Microsoft. Once [***] a Software Title is in compliance with the Replication Requirements, Technical Certification Requirements and the Usability Requirements, Microsoft will promptly convert the Software Title submission provided by EA to the form necessary in order for the Software Title to be manufactured, and Microsoft will immediately submit the Software Title, in a form ready for manufacturing, to the Authorized Replicator designated by EA.

6. Xbox 2 Guide

6.1 EA acknowledges and accepts that each Software Title must comply with the requirements set forth in the Xbox 2 Guide, [***]. EA shall comply with all future provisions of the Required Categories (and/or new Required Categories) of the Xbox 2 Guide added after the Effective Date [***].

6.2 [***].

6.3 Upon EA’s receipt of a supplement, revision or updated version of the Xbox 2 Guide, EA shall automatically be bound by all provisions of the Required Categories or new Required Categories that have been added in compliance with this Section 6. Microsoft will specify in each such supplement, revision or updated version of the Xbox 2 Guide a reasonable effective date of each change or revision to the Required Categories that has been adopted by Microsoft in accordance with this Section 6 if such change or revision is not required to be effective immediately. All Certification testing (and applicable fees therefore, if any) will be in accordance with the then-applicable versions of the Technical Certification Requirements and Usability Requirements in the Xbox 2 Guide. Notwithstanding the foregoing, (a) after a Software Title has been scheduled for a Pre-Certification appointment, EA will not be obligated to comply, with respect to such Software Title only, with any subsequent changes made by Microsoft to the Technical Certification Requirements or Usability Requirements in the Xbox 2 Guide unless such subsequent changes are intended to address Xbox 2 or Xbox Live security or technical integrity issues, or such changes will not add significant expense or delay to a Software Title’s development, Certification or manufacture; and (b) changes to the Replication Requirements shall not apply to a particular Software Title if such Software Title has a scheduled appointment for Certification within [***] business days of the effective date for such changes to the Replication Requirements unless such subsequent changes are intended to address Xbox 2 or Xbox Live security or technical integrity issues, or such changes will not add significant expense or delay to a Software Title’s Certification or manufacture.

6.4 [***].

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6.5 Changes made in Branding Specifications, Marketing Guidelines, Packaging Requirements or FPU Technical Specifications will be effective as to a Software Title that has passed Certification only on a “going forward” basis (i.e., only to such Marketing Materials and/or FPUs as are manufactured more than thirty (30) days after Microsoft notifies EA of the change), unless (i) the change can be accommodated by EA with insignificant added expense and without delay in shipment of the affected Software Title(s) or in publishing the affected Marketing Materials, or (ii) Microsoft pays for EA’s direct, out-of-pocket expenses necessarily incurred as a result of its compliance with the change [***].

6.6 Throughout this Agreement, unless otherwise expressly set forth, references to complying or compliance (or words to similar effect) with the Xbox 2 Guide will be deemed to mean complying or compliance with the Xbox 2 Guide subject to the limitations set forth in this Section 6.

6.7 In the event of a conflict between any provision of the Xbox Live Amendment and this Section 6, this Section 6 will control.

7. Post-Release Compliance

7.1 Nothing herein will be deemed to relieve EA of its obligation to correct material program bugs and errors, whenever discovered (including without limitation after Commercial Release), and EA agrees to correct such material bugs and errors as soon as possible after discovery; provided that, with respect to materials bugs and errors discovered after Commercial Release of the applicable Software Title, EA will use commercially reasonable efforts to correct such material bugs and errors in all FPUs manufactured after discovery. In addition, upon notice or other discovery of any material non-conformance of any FPUs with the FPU Technical Specifications or Technical Certification Requirements, EA shall promptly undertake reasonable commercial efforts to remedy such non-conformance in all FPUs, wherever in the chain of distribution, and shall notify Microsoft of the non-conformance and the remedial steps taken. With respect to FPUs that have already been sold by EA to distributors and retailers not under EA’s control, EA’s obligations under the foregoing sentence will be satisfied by EA’s request to its distributors and retailers to assist EA in remedying such non-conformance.

7.2 In the event that an Online Feature of a Software Title is not operating properly on Xbox Live or is otherwise not in then-current compliance with Technical Certification Requirements, and the failure is not reasonably attributable to a program bug or error addressed in Section 7.1, the parties will work together diligently and in good faith to fix the problem as soon as possible while maintaining network integrity. The parties further acknowledge that in doing so, either or both parties may incur costs associated with the development of updates, patches or other technical fixes for a Software Title or the Xbox Live service, and the Online Feature may be made unavailable to End Users until such time that the problem is fixed. [***].

8. Manufacturing

8.1 Authorized Replicators. EA may only use Microsoft or an Authorized Replicator to produce FPUs. Prior to placing an order with a replicator for FPUs, EA shall confirm with Microsoft that such entity is an Authorized Replicator. Microsoft will endeavor to keep an up-to-date list of Authorized Replicators in the Xbox 2 Guide. EA will notify Microsoft in writing of the identity of the applicable Authorized Replicator that it intends to use for each Software Title. The agreement for such replication services will be negotiated between EA and the applicable Authorized Replicator, subject to the requirements in this Agreement. EA acknowledges that Microsoft may charge the Authorized Replicator fees for rights, services or products associated with the manufacture of FPUs and that the agreement between Microsoft and each Authorized Replicator grants Microsoft the right to instruct the Authorized Replicator to cease the manufacture of FPUs and/or prohibit the release of FPUs to EA or its agents in the event EA is in breach of this Agreement or any credit arrangement entered into by the parties. Microsoft does not guarantee any level of performance by the Authorized Replicators, and Microsoft will have no liability to EA for any Authorized Replicator’s failure to perform its obligations under any applicable agreement between Microsoft and such Authorized Replicator and/or between EA and such Authorized Replicator. Microsoft has no responsibility for ensuring that FPUs are free of all defects.

8.2 Submissions to the Authorized Replicator. Microsoft, and not EA, will provide to the applicable Authorized Replicator the final release version of the Software Title and all specifications required by Microsoft for the manufacture of the FPUs including, without limitation, the Security Technology (as defined in Section 8.9 below). EA is responsible for preparing and delivering to the Authorized Replicator all other items required for manufacturing FPUs including approved Packaging Materials associated with the FPUs.

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8.3 Verification Versions. EA shall cause the Authorized Replicator to create several test versions of each FPU (“Verification Version(s)”) that will be provided to both Microsoft and EA for approval as to (i) its conformance with the Software Title software submitted by EA and certified by Microsoft, (ii) its proper operation on the Xbox 2 and (iii) its conformity with all quality standards required by Microsoft of the Authorized Replicator (the “Verification Version Criteria”). Prior to full manufacture of FPUs by the Authorized Replicator, both EA and Microsoft must approve the applicable Verification Version as to its conformance with the Verification Version Criteria. Throughout the manufacturing process and upon the reasonable request of Microsoft, EA shall cause the Authorized Replicator to provide additional Verification Versions of the FPU for evaluation by Microsoft on the Verification Version Criteria. Microsoft’s approval of each Verification Version (as specified in the first sentence of this Section) is a condition precedent to manufacture, however EA shall grant the final approval and shall work directly with the Authorized Replicator regarding the production run. EA agrees that all FPUs must be replicated in conformity with all of the quality standards and manufacturing specifications, policies and procedures that Microsoft requires of its Authorized Replicators, and that all Packaging Materials must be approved by Microsoft (in accordance with Section 5.2.7) prior to packaging. EA shall cause the Authorized Replicator to include the BTS on each FPU.

8.4 Samples. For each Software Title published under this Agreement, upon Microsoft’s request and at EA’s cost, EA shall provide Microsoft with [***] FPUs (including Packaging Materials) per Sales Territory in which the FPU will be released. [***]. Such units may be used solely by Microsoft in marketing, as product samples, for customer support, testing and for archival purposes. EA shall not be required to pay any royalty fees for such samples nor will such samples count towards the Unit Discount in Section 1.4 of Exhibit 1 [***]. By way of clarification, the [***] sample limit is on a per-Software Title and per-Sales Territory basis. Microsoft’s request for [***] samples shall specify details on which specific languages or discs that EA is to provide.

8.5 Minimum Order Quantities

8.5.1 Within [***] days of the date when both Microsoft and EA have authorized the Authorized Replicator to begin replication of FPUs for distribution to a specified Sales Territory, (receipt of both approvals is “Release to Manufacture”), EA must place orders to manufacture the minimum order quantities (“MOQs”) as described in the Xbox 2 Guide, which MOQs may be updated and revised [***] and will be effective starting [***]. EA will not be subject to a higher minimum order requirement than that applied by Microsoft generally to its other third-party publishers. Currently, the MOQs are as follows:

[***]

8.5.2 For the purposes of this Section, a “Disc” shall mean an FPU that is signed for use on a certain defined range of Xbox 2 hardware, regardless of the number of languages or product SKUs contained thereon. The MOQs per Software Title are cumulative per Sales Territory, e.g., if an FPU is released in the North American Sales Territory and the European Sales Territory, then there will be an MOQ of [***] for the North American Sales Territory and an additional MOQ of [***] for the European Sales Territory. The per Software Title MOQ and the per Disc MOQ, however, are not cumulative, e.g., a single Disc FPU released only in the North America Sales Territory will have a total minimum order quantity of [***] which would cover the [***] per Software MOQ and the [***] per Disc MOQ (rather than [***] which would have been the MOQ if the per Software Title MOQ and the per Disc MOQ were cumulative).

8.5.3 If EA fails to place orders to meet any applicable Minimum Order Quantity within [***] days of Release to Manufacture, EA shall immediately pay Microsoft the applicable royalty fees for the number of FPUs represented by the difference between the applicable Minimum Order Quantity and the number of FPUs of the Software Title actually ordered by EA.

8.6 Manufacturing Reports. For purposes of assisting in the scheduling of manufacturing resources, in the Annual Title Map (and any updates thereto) EA shall provide Microsoft with forecasts showing manufacturing projections by Sales Region for each Software Title listed on the Annual Title Map. EA will update these forecasts for each Software Title by Sales Region in the Quarterly Updates. EA will use commercially reasonable efforts to cause the Authorized Replicator to deliver to Microsoft true and accurate [***] statements of FPUs manufactured in

9	MICROSOFT AND ELECTRONIC ARTS CONFIDENTIAL

each [***], on a Software Title-by-Software Title basis and in sufficient detail to satisfy Microsoft, within [***]. Microsoft will have reasonable audit rights to examine the records of the Authorized Replicator regarding the number of FPUs manufactured.

8.7 New Authorized Replicator. If EA requests that Microsoft certify and approve a third party replicator that is not then an Authorized Replicator, Microsoft will consider such request in good faith. EA acknowledges and agrees that Microsoft may condition certification and approval of such third party on the execution of an agreement in a form satisfactory to Microsoft pursuant to which such third party agrees to strict quality standards, non-disclosure requirements, license fees for use of Microsoft intellectual property and trade secrets, and procedures to protect Microsoft’s intellectual property and trade secrets. Notwithstanding anything contained herein, EA acknowledges that Microsoft is not required to certify, maintain the certification or approve any particular third party as an Authorized Replicator, and that the certification and approval process may be time-consuming.

8.8 Alternate Manufacturing in Europe. EA may, solely with respect to FPUs manufactured for distribution in the European Sales Territory, utilize a different process or company for the combination of FPUs with Packaging Materials provided that such packaging process incorporates the BTS and otherwise complies with the Xbox 2 Guide. EA shall notify Microsoft regarding its use of such process or company so that the parties may properly coordinate their activities and approvals. To the extent that Microsoft is unable to accommodate such processes or company, EA shall modify its operations to comply with Microsoft’s requirements.

8.9 Security. Microsoft has the right to add to the final release version of the Software Title delivered by EA to Microsoft, and to all FPUs, such digital signature technology and other security technology and copyright management information (collectively, “Security Technology”) as Microsoft may determine to be necessary, and/or Microsoft may modify the signature included in any Security Technology included in the Software Title by EA at Microsoft’s discretion. Additionally, Microsoft may add Security Technology that prohibits the play of Software Titles on Xbox 2 units sold in a Sales Territory that is different from the Sales Territory in which the FPUs are intended to be distributed, or FPUs that have been modified in any manner not authorized by Microsoft. Any changes in Security Technology will not be applicable to Software Titles in Certification testing or FPUs in manufacturing by an Authorized Replicator, unless such change will not cause any material delay in the delivery date of such FPUs by the Authorized Replicator to EA, or unless otherwise agreed by EA.

8.10 Demo Versions. If EA wishes to distribute a Demo Version, EA must obtain Microsoft’s written approval as provided in the Xbox 2 Guide and Microsoft may charge a reasonable fee to offset costs of the Certification. Subject to the terms of the Xbox 2 Guide, Demo Version(s) may be placed on a single disc, either as a stand-alone or with other Demo Versions and the suggested price of such units must be [***] or its equivalent in local currency. All rights, obligations and approvals set forth in this Agreement as applying to Software Titles shall separately apply to any Demo Version. [***].

9. Royalties

EA will pay Microsoft royalties in accordance with the terms of Exhibits 2, 2-A and 2-B.

10. Pre-launch Support

It is important to the success of the Xbox 2 platform that it receive positive press at E3 2005 and that leading publishers express their intentions to support the platform at launch. To help drive positive press coverage and confidence in the launch of the platform, Microsoft has requested that demo versions of EA’s Xbox 2 software titles be available at E3 2005. EA agrees to provide between three and six demos of launch titles at E3 for these purposes. [***].

11. [***].

12. [***].

13. [***].

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14. Xbox 2 Units

At the initial Commercial Release of Xbox 2, Microsoft shall make One Thousand (1,000) Xbox 2 units available for purchase by EA.

15. [***].

[PAGES 12 THROUGH 18 OF THIS AGREEMENT CONTAINING SECTIONS 11 THROUGH 13 AND SECTION 15 HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

16. Marketing, Sales and Support

16.1 EA Responsible. Except as provided for herein, as between Microsoft and EA, EA is solely responsible for the marketing and sales of the Software Titles, and for providing technical and all other support relating to the FPUs (including for End Users of Online Features). EA shall provide all end users appropriate contact information (including without limitation EA’s street address and telephone number, and the applicable individual/group responsible for customer support), and shall also provide all such information to Microsoft for posting on http://www.xbox.com, or such successor or related website identified by Microsoft. Except as otherwise provided in Section 3.1.3 of the Xbox Live Amendment, customer support for the Software Titles shall at all times be consistent with the then-applicable industry standards in the console game industry.

16.2 Warranty. EA shall provide the original end user of any FPU a minimum warranty in accordance with local laws and industry practices [***]. EA may offer additional warranty coverage consistent with the traditions and practices of video game console publishers within the applicable Sales Territory or as otherwise required by local law.

16.3 No Bundling with Unapproved Peripherals, Products or Software. Except as expressly stated in this Section, EA shall not market or distribute FPUs bundled with any other product or service, nor shall EA knowingly permit or assist any third party in such bundling, without Microsoft’s prior written consent. EA may market or distribute (i) FPUs bundled with a Software Title(s) that has been previously certified and released by Microsoft for manufacturing; or (ii) FPUs bundled with a peripheral product (e.g. game pads) that has been previously licensed as an “Xbox 2 Licensed Peripheral” by Microsoft, without obtaining the written permission of Microsoft. EA shall contact Microsoft in advance to confirm that the peripheral or Software Title to be bundled has previously been approved by Microsoft pursuant to a valid license.

16.4 Software Title License. Subject to the prior written consent of EA in each case (which consent will not be unreasonably withheld), EA hereby grants Microsoft a fully-paid, royalty-free, non-exclusive license (i) to publicly perform the Software Titles at conventions, events, trade shows, press briefings, public interactive displays and the like; (ii) to use the title of the Software Title, and screen shots from the Software Title, in advertising and promotional material relating to Xbox 2 and related Microsoft products and services, as Microsoft may reasonably deem appropriate; and (iii) distribute Demo Versions with the Official Xbox Magazine, or as a standalone product with other demo software. Additional marketing and promotional opportunities shall be discussed by the parties. For purposes of the foregoing, it shall not be deemed to be unreasonable for EA to withhold its approval on the basis that (a) its screen shots, advertising materials, etc. would be depicted with Microsoft titles that are competitive to EA’s Software Titles, or (b) Microsoft’s proposed use is inconsistent with EA’s marketing plan for such Software title (e.g., use by Microsoft ahead of EA’s official announcement of a Software Title). The parties agree to develop a process whereby Software Titles and/or screen shots thereof may be pre-approved for the uses described in this Section. Nothing herein shall preclude Microsoft from using screen shots, publicity materials, etc. as permitted by law without a license (for example, pursuant to a right of “fair use” under applicable copyright law or a “referential” use under trademark law).

17. Grant of Distribution License, Limitations

17.1 Distribution License. Upon Certification of a Software Title, approval of the Marketing Materials and the Verification Version of the Software Title by Microsoft (as provided in Section 8.3 above), and subject to the terms and conditions contained within this Agreement, Microsoft grants EA a non-exclusive, non-transferable, license to distribute FPUs containing Redistributable and Sample Code (as defined in the XDK License) and Security

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Technology (as defined above) within the approved Sales Territories in FPU form to third parties for distribution to end users and/or directly to end users. The license to distribute the FPUs is personal to EA and except for transfers of FPUs through normal channels of distribution (e.g. wholesalers, retailers), absent the written approval of Microsoft, EA may not sublicense or assign its rights under this license to other parties. For the avoidance of doubt, without the written approval of Microsoft, EA may not sublicense, transfer or assign its right to distribute Software Titles or FPUs to another entity that will brand, co-brand or otherwise assume control over such products as a “publisher” as that concept is typically understood in the console game industry. EA’s license rights do not include any license, right, power or authority to subject Microsoft’s software or derivative works thereof or intellectual property associated therewith in whole or in part to any of the terms of an Excluded License. “Excluded License” means any license that requires as a condition of use, modification and/or distribution of software subject to the Excluded License, that such software or other software combined and/or distributed with such software be (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no charge.

17.2 Limitations on Distribution. Except as provided for herein, EA shall distribute FPUs only in the Sales Territories for which the Software Titles have been approved by Microsoft. EA shall not, directly or indirectly export any FPUs from one Sales Territory to another, nor shall EA knowingly permit or assist any third party in doing so, [***]. Furthermore, EA shall not directly or indirectly export any FPUs outside of any Sales Territories (as defined herein), nor shall EA distribute FPUs to any person or entity that it has reason to believe may re-distribute or sell such FPUs outside a Sales Territory as defined herein. [***].

17.3 No Reverse Engineering

17.3.1 EA shall not, directly or indirectly, reverse engineer or aid or assist in the reverse engineering of all or any part or component of the Xbox 2, including, but not limited to hardware, software or firmware, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation and even in such case, subject to the limitations set forth below. For the purposes of this Agreement, “reverse engineer(ing)” shall mean: (a) the x-ray electronic scanning and/or physical or chemical stripping of semiconductor components, including, but not limited to, the motherboard for the Xbox 2; and/or (b) disassembling, decompiling, sniffing, using logic analyzers or electrical probes or replacing the physical components of the Xbox 2 with the purpose or effect of deriving source code.

17.3.2 [***]

17.3.3 [***]

17.3.4 Notwithstanding the foregoing provisions of Section 17.3, nothing herein shall diminish rights that EA may have under applicable law to reverse engineer hardware components, and/or (subject to subsection 17.3.5 below) software not developed by Microsoft, contained within Xbox 2 units purchased by EA through normal retail channels, provided that the restrictions and conditions on the Evaluation as set forth in Sections (17.3.2.1, 17.3.2.2 and 17.3.2.4 - 17.3.2.8) above shall apply to the results and proceeds from any such reverse engineering.

17.3.5 [***]

17.4 Reservation of Rights. Microsoft reserves all rights not explicitly granted herein.

17.5 Ownership of the Software Titles. Except for the intellectual property supplied by Microsoft to EA (including without limitation the Licensed Trademarks hereunder and the licenses in certain software and hardware granted by an XDK License), ownership of which is retained by Microsoft, insofar as Microsoft is concerned, EA will own all rights in and to the Software Titles.

17.6 Sub-Publishing. Notwithstanding Section 16.1, EA may enter into independent agreements with other publishers to distribute Software Titles in multiple approved Sales Territories (a “Sub-Publishing Relationship”), so long as:

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17.6.1 EA provides written notice to Microsoft, at least [***] days prior to authorizing a Sub-Publisher to manufacture any Software Title(s), of the Sub-Publishing relationship, along with a summary of the scope and nature of the Sub-Publishing Relationship including, without limitation, (i) as between EA and Sub-Publisher, which party will be responsible for Certification of the Software Title(s), (ii) a list of the Software Title(s) for which Sub-Publisher has acquired publishing rights, (iii) the geographic territory(ies) for which such rights were granted, and (iv) the term of EA’s agreement with Sub-Publisher; and

17.6.2 The Sub-Publisher has signed an Xbox 2 publisher license agreement (“PLA”) and both EA and Sub-Publisher are and remain at all times in good standing under each of their respective PLAs. EA is responsible for making applicable royalty payments for the FPUs for which it places manufacturing orders, and Sub-Publisher is responsible for making royalty payments for the FPUs for which it places manufacturing orders.

17.7 Authorized Affiliates. Through the mutual written agreement by each Party, and once an EA affiliate executes the “Authorized Affiliate” form attached as Exhibit 3, then EA’s authorized affiliate may exercise the rights granted to EA under this Agreement. The foregoing shall not apply to any EA affiliate which pays or intends to pay royalties [***] from a European billing address. Any such European affiliate shall instead execute an Xbox 2 Publisher Enrollment with MIOL, a copy of which is attached hereto as Exhibit 4.

18. Trademark Rights and Restrictions

18.1 Licensed Trademarks License. In each Software Title, FPU, Demo Version and Marketing Materials, EA shall incorporate the Licensed Trademarks and include credit and acknowledgement to Microsoft as set forth in the Branding Specifications. Microsoft grants to EA a non-exclusive, non-transferable, personal license to use the Licensed Trademarks on FPUs, Demo Versions and Marketing Materials according to the Xbox 2 Guide and other conditions herein, and solely in connection with marketing, sale, and distribution in the approved Sales Territories.

18.2 Limitations. EA is granted no right, and shall not purport, to permit any third party to use the Licensed Trademarks in any manner without Microsoft’s prior written consent. EA’s license to use Licensed Trademarks in connection with the Software Titles and FPUs does not extend to the merchandising or sale of related or promotional products other than approved Demo Versions.

18.3 Branding Specifications. EA’s use of the Licensed Trademarks (including without limitation in FPUs and Marketing Materials) must comply with the Branding Specifications set forth in the Xbox 2 Guide. EA shall not use Licensed Trademarks in association with any third party trademarks in a manner that might suggest co-branding or otherwise create potential confusion as to source or sponsorship of the Software Title or FPUs or ownership of the Licensed Trademarks unless Microsoft has otherwise approved such use in writing. Upon notice or other discovery of any non-conformance with the requirements or prohibitions of this Section, EA shall promptly undertake diligent commercial efforts to remedy such non-conformance and notify Microsoft of the non-conformance and remedial steps taken.

18.4 Protection of Licensed Trademarks. [***], EA shall assist Microsoft in protecting and maintaining Microsoft’s rights in the Licensed Trademarks, including preparation and execution of documents necessary to register the Licensed Trademarks or record this Agreement, and giving immediate notice to Microsoft of potential infringement of the Licensed Trademarks of which EA becomes aware, except in cases of the mere unauthorized replication and distribution of FPUs or Marketing Materials. Microsoft shall have the sole right to, and in its sole discretion may, commence, prosecute or defend, and control any action concerning the Licensed Trademarks, either in its own name or by joining EA as a party thereto. EA shall not during the Term of this Agreement contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Microsoft’s rights or goodwill in the Licensed Trademarks in any country, including attempted registration of any Licensed Trademark, or use or attempted registration of any mark confusingly similar thereto.

18.5 Ownership and Goodwill. EA acknowledges Microsoft’s ownership of all Licensed Trademarks, and all goodwill associated with the Licensed Trademarks. Use of the Licensed Trademarks shall not create any right, title or interest therein in EA’s favor. EA’s use of the Licensed Trademarks shall inure solely to the benefit of Microsoft.

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19. Non-Disclosure; Announcements

19.1 Non-Disclosure Agreement. The information, materials and software exchanged by the parties hereunder or under an XDK License, including the terms and conditions hereof and of the XDK License, are subject to the Non-Disclosure Agreement Attached hereto as Exhibit 5 (the “Non-Disclosure Agreement”) between the parties, which is incorporated herein by reference; provided, however, that for purposes of the foregoing Section 2(a)(i) of the Non-Disclosure Agreement shall hereinafter read, “[The Receiving Party shall: (i)] Refrain from disclosing Confidential Information of the Disclosing Party to any third parties for as long as such remains undisclosed under 1(b) above except as expressly provided in Sections 2(b) and 2(c) of this [Non-Disclosure] Agreement.” In this way, all Confidential Information provided hereunder or by way of the XDK License in whatever form (e.g. information, materials, tools and/or software exchanged by the parties hereunder or under an XDK License), including the terms and conditions hereof and of the XDK License, unless otherwise specifically stated, will be protected from disclosure for as long as it remains Confidential.

19.2 Public Announcements. The parties contemplate that they will coordinate the issuance of initial press releases, or a joint press release, announcing the relationship established by the execution of this Agreement. The parties shall work to cooperatively to ensure that an initial announcement of this agreement shall be similar in stature and magnitude to that of the announcement for the Xbox Live Amendment in May 2004. However, neither party shall issue any such press release or make any such public announcement(s) without the express prior consent of the other party, which consent will not be unreasonably withheld or delayed. Furthermore, the parties agree to use their commercially reasonable efforts to coordinate in the same manner any subsequent press releases and public announcements relating to their relationship hereunder prior to the issuance of the same. Nothing contained in this Section 18.2 will relieve EA of any other obligations it may have under this Agreement, including without limitation its obligations to seek and obtain Microsoft approval of Marketing Materials.

19.3 Required Public Filings. Notwithstanding Sections 19.1 and 19.2, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party’s required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities, and/or Microsoft will prepare a redacted version of this Agreement for filing.

20. Protection of Proprietary Rights

20.1 Microsoft Intellectual Property. If EA learns of any infringement or imitation of the Licensed Trademarks, the Software Titles or the FPUs, or the proprietary rights in or related to any of them, it will promptly notify Microsoft thereof, except in cases of the mere unauthorized duplication and distribution of FPUs (“Pirated FPUs”) or Marketing Materials. Microsoft may take such action as it deems advisable for the protection of its rights in and to such proprietary rights, and EA shall, if requested by Microsoft, cooperate in all reasonable respects therein at Microsoft’s expense. In no event, however, shall Microsoft be required to take any action if it deems it inadvisable to do so. Microsoft will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

20.2 EA Intellectual Property. EA, without the express written permission of Microsoft, may bring any action or proceeding relating to infringement or potential infringement of the Software Titles or FPUs, to the extent such infringement involves any proprietary rights of EA (provided that EA will not have the right to bring any such action or proceeding involving Microsoft’s intellectual property). EA shall make reasonable efforts to inform Microsoft regarding such actions in a timely manner, except where such action involves only the seizure of Pirated FPUs and the prosecution or other legal action against the parties responsible for the unauthorized duplication and/or distribution of Pirated FPUs. EA will have the right to retain all proceeds it may derive from any recovery in connection with such actions. EA agrees to use all commercially reasonable efforts to protect and enforce its proprietary rights in the Software Title.

20.3 Joint Actions. EA and Microsoft may agree to jointly pursue cases of infringement involving the Software Titles (since such products will contain intellectual property owned by each of them). Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court (in which case the terms of Sections 19.1 and 19.2 will apply), in the event EA and Microsoft jointly prosecute an infringement lawsuit under this

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provision, any recovery will be used first to reimburse EA and Microsoft for their respective reasonable attorneys’ fees and expenses, pro rata, and any remaining recovery shall also be given to EA and Microsoft pro rata based upon the fees and expenses incurred in bringing such action.

21. Warranties

21.1 EA. EA warrants and represents that:

21.1.1 It has the full power to enter into this Agreement;

21.1.2 It has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Microsoft herein;

21.1.3 The Software Titles, FPUs, Marketing Materials, Online Features, all information, data, logos, software or other materials provided to Microsoft and/or made available to End Users via Xbox Live (excluding those portions that consist of the Licensed Trademarks, Security Technology and redistributable components of the XDK in the form as delivered to EA by Microsoft pursuant to an XDK License) (collectively, the “EA Content”) does not and will not infringe upon or misappropriate any third party trade secrets, copyrights, trademarks, patents, publicity, privacy or other proprietary rights.

21.1.4 It shall comply with all laws, regulations and administrative orders and requirements within the relating to the distribution, sale and marketing of the Software Titles, and shall keep in force all necessary licenses, permits, registrations, approvals and/or exemptions throughout the Term and for so long as it is distributing, selling or marketing the Software Titles.

21.2 Microsoft. Microsoft warrants and represents that it has the full power to enter into this Agreement and it has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to EA herein.

21.3 DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 21, MICROSOFT PROVIDES ALL MATERIALS (INCLUDING WITHOUT LIMITATION THE SECURITY TECHNOLOGY) AND SERVICES HEREUNDER ON AN “AS IS” BASIS, AND MICROSOFT DISCLAIMS ALL OTHER WARRANTIES UNDER THE APPLICABLE LAWS OF ANY COUNTRY, EXPRESS OR IMPLIED, REGARDING THE MATERIALS AND SERVICES IT PROVIDES HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF FREEDOM FROM COMPUTER VIRUSES. WITHOUT LIMITATION, MICROSOFT PROVIDES NO WARRANTY OF NON-INFRINGEMENT.

21.4 LIMITATION OF LIABILITY. [***]. FURTHERMORE, UNDER NO CIRCUMSTANCES SHALL MICROSOFT BE LIABLE TO EA FOR ANY DAMAGES WHATSOEVER WITH RESPECT TO ANY CLAIMS RELATING TO THE SECURITY TECHNOLOGY AND/OR ITS EFFECT ON ANY SOFTWARE TITLE OR FOR ANY STATEMENTS OR CLAIMS MADE BY EA, WHETHER IN EA’S MARKETING MATERIALS OR OTHERWISE, REGARDING THE AVAILABILITY OR OPERATION OF ANY ONLINE FEATURES.

22. Indemnity. A claim for which indemnity may be sought hereunder is referred to as a “Claim.”

22.1 Mutual Indemnification. Each party hereby agrees to indemnify, defend, and hold the other party harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys’ fees, costs, and expert witnesses’ fees) arising out of or in connection with any claim that, taking the claimant’s allegations to be true, would result in a breach by the indemnifying party of any of its warranties and covenants set forth in Section 21.

22.2 Additional EA Indemnification Obligation. EA further agrees to indemnify, defend, and hold Microsoft harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys’ fees, costs, and expert witnesses’ fees) arising out of or in connection with any claim regarding any Software Title or FPU or End User Content (excluding those portions thereof that consist of components of the XDK in the form(s) as delivered to EA by Microsoft pursuant to an XDK License), including without limitation any claim relating to quality, performance, safety thereof, or arising out of EA’s use of the Licensed Trademarks in breach of this Agreement [***].

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22.3 [***].

22.4 Notice and Assistance. The indemnified party shall: (i) provide the indemnifying party reasonably prompt notice in writing of any Claim and permit the indemnifying party to answer and defend such Claim through counsel chosen and paid by the indemnifying party; and (ii) provide information, assistance and authority to help the indemnifying party defend such Claim. The indemnified party may participate in the defense of any Claim at its own expense. The indemnifying party will not be responsible for any settlement made by the indemnified party without the indemnifying party’s written permission, which will not be unreasonably withheld or delayed. In the event the indemnifying party and the indemnified party agree to settle a Claim, the indemnified party agrees not to publicize the settlement without first obtaining the indemnifying party’s written permission.

22.5 [***].

23. Term and Termination

23.1 Term. The term of the Agreement shall commence upon execution and continue until [***] (“Initial Term”). Thereafter, this Agreement shall renew automatically for successive [***] terms (“Renewal Terms”), unless either party shall give notice of non-renewal to the other at least [***] prior to the expiration of the Initial Term or any Renewal Term. The Initial Term and any Renewal Term shall be collectively referred to herein as the “Term.”

23.2 Termination for Breach. If either party materially fails to perform or comply with this Agreement or any provision thereof [***] and fails to remedy the default within [***] days after the receipt of notice to that effect, then the other party has the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement upon written notice; provided that if EA is the party that has materially failed to perform or comply with this Agreement [***], then Microsoft shall have the right, but not the obligation, to suspend availability of the Online Features during such [***]. Any notice of default hereunder must be prominently labeled “NOTICE OF DEFAULT”; provided, however, that if the default is of Sections 17 or 18 above, the Non-Disclosure Agreement, or an XDK License, then the non-defaulting party may terminate this Amendment immediately upon written notice, without being obligated to provide a [***] day cure period. The rights and remedies provided in this Section are not exclusive and are in addition to any other rights and remedies provided by law or this Agreement. If the uncured default is related to a particular Software Title or particular Online Features, then the party not in default has the right, in its discretion, to terminate this Agreement in its entirety or with respect to the applicable Software Title or the particular Online Features. If Microsoft determines, at any time prior to the Commercial Release of a Software Title, that such Software Title does not materially comply with the requirements set forth in the Xbox 2 Guide, subject to Section 6, or to any applicable laws, then Microsoft has the right, in Microsoft’s sole discretion and notwithstanding any prior approvals given by Microsoft, to terminate this Agreement without cost or penalty, on a Software Title by Software Title, or Sales Territory by Sales Territory basis upon written notice to EA with respect to such Software Title or Sales Territory.

23.3 Effect of Termination; Sell-off Rights. Upon termination or expiration of this Agreement, EA has no further right to exercise the rights licensed hereunder or within the XDK License and shall promptly cease all manufacturing of FPUs through its Authorized Replicators and, other than as provided below, cease use of the Licensed Trademarks. EA shall have a period of [***] months [***], to sell-off its inventory of (i) FPUs existing as of the date of termination or expiration; and (ii) [***]; after which sell-off period EA shall immediately return all FPUs to an Authorized Replicator for destruction. EA shall cause the Authorized Replicator to destroy all FPUs and issue to Microsoft written certification by an authorized representative of the Authorized Replicator(s) confirming the destruction of FPUs required hereunder. All of EA’s obligations under this Agreement shall continue to apply during such [***] sell-off period. If this Agreement is terminated due to EA’s breach, at Microsoft’s option, Microsoft may require EA to immediately destroy all FPUs not yet distributed to EA’s distributors, dealers and/or end users and shall require all those distributing the FPUs over which it has control to cease distribution.

23.4 Cross-Default. If Microsoft has the right to terminate this Agreement, then Microsoft may, at its sole discretion also terminate the XDK License and the Xbox Live Amendment, but only as to Xbox 2. If Microsoft terminates the XDK License or the Xbox Live Amendment due to a breach of either agreement by EA, then Microsoft may, at its sole discretion also terminate this Agreement.

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23.5 Survival. The following provisions shall survive expiration or termination of this Agreement: 1, 9, 12.6, 13, 15, 16.1, 16.4, 17.4, 17.5, 18.5, 19, 20, 21, 22, 23.3, 23.4, 23.5, and 24.

24. General

24.1 Governing Law; Venue; Attorneys Fees. This Agreement shall be construed and controlled by the laws of the State of Washington, U.S.A., and each party consents to exclusive jurisdiction and venue in the federal courts sitting in [***]. Each party waives all defenses of lack of personal jurisdiction and forum non conveniens with respect to any claims brought in the courts specified in the preceding sentence. Process may be served on either party in the manner authorized by local applicable law or court rule. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and other expenses. This choice of jurisdiction provision does not prevent either party from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any appropriate jurisdiction.

24.2 Notices; Requests. All notices and requests in connection with this Agreement shall be deemed given (i) [***] business days after they are deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (ii) [***] sent by overnight courier, charges prepaid, with a confirming fax [***]; and addressed as follows:

EA:	ELECTRONIC ARTS INC.
209 Redwood Shores Parkway
Redwood City, CA 94065
	Attention:	Executive Vice President, Business and Legal Affairs
	Fax:	650-628-1375
	Phone:	650-628-7402

with a cc to:	ELECTRONIC ARTS INC.
209 Redwood Shores Parkway
Redwood City, CA 94065
	Attention:	General Counsel
	Fax:	650-628-1424
	Phone:	650-628-7305

Microsoft:	MICROSOFT CORPORATION
One Microsoft Way
Redmond, WA 98052-6399

Attention:	Senior Vice President, Home & Retail Division

with a cc to:	MICROSOFT CORPORATION
One Microsoft Way
Redmond, WA 98052-6399

Attention:	Law & Corporate Affairs Department
Consumer Group
Fax:	(425) 936-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.

24.3 No Delay or Waiver. No delay or failure of either party at any time to exercise or enforce any right or remedy available to it under this Agreement, and no course of dealing or performance with respect thereto, will

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constitute a waiver of any such right or remedy with respect to any other breach or failure by the other party. The express waiver by a party of any right or remedy in a particular instance will not constitute a waiver of any such right or remedy in any other instance. All rights and remedies will be cumulative and not exclusive of any other rights or remedies.

24.4 Assignment

24.4.1 By EA. [***], EA may not assign this Agreement or any portion thereof, to any third party unless Microsoft expressly consents to such assignment in writing. For the purposes of this Agreement, a merger, consolidation, or other corporate reorganization, or a transfer or sale of a controlling interest in a party’s stock, or of all or substantially all of its assets to a third party (collectively, a “Sale Event”) shall be deemed to be an assignment. [***]. In any event, no assignment of this Agreement or any portion thereof shall release EA from any of its obligations under this Agreement, and EA and any permitted assignee shall be jointly and severally liable for the performance of all duties and obligations herein.

24.4.2 By Microsoft. Microsoft will have the right to assign this Agreement and/or any portion thereof as Microsoft may deem appropriate.

24.4.3 This Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

24.5 No Partnership. Microsoft and EA are entering into a license pursuant to this Agreement and nothing in this Agreement is to be construed as creating an employer-employee relationship, a partnership, a franchise, or a joint venture between the parties.

24.6 Severability. If any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they are to be deemed modified to the extent necessary to make them enforceable.

24.7 Injunctive Relief. The parties agree that EA’s threatened or actual unauthorized use of the Licensed Trademarks or other Microsoft proprietary rights whether in whole or in part, may result in immediate and irreparable damage to Microsoft for which there is no adequate remedy at law. Either party’s threatened or actual breach of the confidentiality provisions may cause damage to the non-breaching party, and in such event the non-breaching party is entitled to appropriate injunctive relief from any court of competent jurisdiction without the necessity of posting bond or other security.

24.8 Entire Agreement; Modification; No Offer. This Agreement (including the Annual Title Map or Concept as applicable, the Non-Disclosure Agreement, the Xbox 2 Guide, written amendments thereto, and other incorporated documents), the Xbox Live Amendment and the XDK License constitute the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. This Agreement shall not be modified except by a written agreement dated subsequent hereto signed on behalf of EA and Microsoft by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement is not legally binding until executed by both parties hereto.

[Signatures on following page]

18	MICROSOFT AND ELECTRONIC ARTS CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date on the dates indicated below.

MICROSOFT LICENSING, GP

/s/ Roxanne V. Spring
By (sign)

Roxanne V. Spring
Name (Print)

Senior Program Manager
Title

30 June 2005
Date

ELECTRONIC ARTS INC.

/s/ Joel Linzner
By (sign)

Joel Linzner
Name (Print)

EVP, Business & Legal Affairs
Title

May 13, 2005
Date

ELECTRONIC ARTS C.V.*

/s/ Steve Bené
By (sign)

Steve Bené
Name (Print)

Secretary
Title

May 13, 2005
Date

*	by its General Partner Electronic Arts UK Holding Co.

19	MICROSOFT AND ELECTRONIC ARTS CONFIDENTIAL

EXHIBIT 1

Form of Annual Title Map

[***] [EXHIBIT 1 HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

MICROSOFT AND ELECTRONIC ARTS CONFIDENTIAL

EXHIBIT 2

ROYALTY PAYMENTS

1. Platform Royalty

1.1 For each FPU manufactured during the Term of the Agreement, EA shall pay Microsoft nonrefundable royalties in accordance with the royalty tables set forth below (Tables 1 and 2) and the “Unit Discount” table set forth in Section 1.4 of this Exhibit 2 (Table 3).

1.2 The royalty fee is determined by the “Threshold Price” (which is the Wholesale Price (WSP) or Suggested Retail Price (SRP) at which EA intends to sell the Software Title in the applicable Sales Territory) and the Manufacturing Region where the FPUs are manufactured. To determine the applicable royalty fee for a particular Software Title in a particular Sales Territory, the applicable Threshold Price from Table 1 below will determine the correct royalty “Tier.” The royalty rate is then as set forth in Table 2 based on the Manufacturing Region in which the FPUs are to be manufactured. For example, assume the Wholesale Price of a Software Title to be sold in the European Sales Territory is €[***]. According to Table 1, Tier A royalty rates would apply to that Software Title and the royalty rate would be determined in Table 2 by the Manufacturing Region. If the FPUs were manufactured in the European Manufacturing Region, the royalty rate would be €[***] per FPU. If the Software Title were manufactured in the Asian Manufacturing Region, the royalty rate would be ¥[***] per FPU.

[***]

1.3 Setting the Royalty Rate. EA shall submit to Microsoft, at least [***] business days [***] for a Software Title, a completed and signed “Royalty Tier Selection Form” in the form attached to the Agreement as Exhibit 2-A for each Sales Territory. The selection indicated in the form will only be effective once the form has been accepted by Microsoft. If EA for any reason does not submit a Royalty Tier Selection Form within the time frame specified above, such failure will not be deemed a breach of this Agreement, but (a) the royalty rate for such Software Title will default to Tier A, regardless of the actual Threshold Price; and (b) unless notified otherwise by EA in writing, the Sales Territory for any FPUs of the Software Title shall be deemed to be the same as the Manufacturing Region for such FPUs. The selection of a royalty Tier for a Software Title in a Sales Territory is binding for the life of that Software Title even if the Threshold Price is reduced following the Software Title’s Commercial Release.

1.4 Unit Discounts. EA is eligible for a discount to the royalty rate applicable to FPUs manufactured for a particular Sales Territory (a “Unit Discount”) based on the number of FPUs that have been manufactured for sale in that Sales Territory as described in Table 3 below. Note that units manufactured for sale in a Sales Territory are aggregated only towards a discount on FPUs manufactured for that Sales Territory; there is no worldwide or cross-territorial aggregation of units. The discount will be rounded up to the nearest Cent, Yen or hundredth of a Euro.

[***]

i.     For North American Sales Territory:

       [***]

ii.     For Japan Sales Territory:

       [***]

1.5 [***].

2. Payment Process

2.1 [***]. All payments will be made by wire transfer only, in accordance with the payment instructions set forth in the Xbox 2 Guide.

2.2 EA will pay royalties for FPUs manufactured in the North American Manufacturing Region in US Dollars, for FPUs manufactured in the Asian Manufacturing Region in Japanese Yen and for FPUs manufactured in the European Manufacturing Region in Euros, as set forth in Section 1 above.

MICROSOFT AND ELECTRONIC ARTS CONFIDENTIAL

3. Billing Address

3.1 EA may have up to three “bill to” addresses for the payment of royalties under this Agreement and receipt of royalties under the Xbox Live Amendment, one for the North American Manufacturing Region, one for the Asian Manufacturing Region excluding Japan and one for Japan. Electronic Arts C.V. agrees to execute and deliver a completed and signed enrollment agreement with Microsoft Ireland Operations Ltd. (“MIOL”) in the form attached hereto as Exhibit 4 under which Electronic Arts C.V. may have a billing address for the European Manufacturing Region concurrently with the execution and delivery of the Agreement. EA represents that Electronic Arts C.V. is responsible for EA’s operations in Europe, and Microsoft agrees that Electronic Arts C.V. may assign the MIOL enrollment agreement to any other affiliated entity as long as such successor entity is also responsible for EA’s operations in Europe.

North America Manufacturing Region:	Asian Manufacturing Region excluding Japan:

Name: Address:	Name: Address:

Attention: Email address: Fax: Phone:	Attention: Email address: Fax: Phone:

Japan:

Name: Address:

Attention: Email address: Fax: Phone:

4. Taxes

4.1 The amounts to be paid by either party to the other under this Amendment do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, (i) any state or local sales or use taxes or consumption tax or any value added tax or business transfer tax now or hereafter imposed on the provision of any goods and services to the other party under this Agreement, (ii) taxes imposed or based on or with respect to or measured by any net or gross income or receipts of either party, (iii) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), (iv) any taxes imposed or assessed after the date upon which this Agreement is terminated, (v) taxes based upon or imposed with reference to either party’s real and/or personal property ownership, (vi) any taxes similar to or in the nature of those taxes described in (i), (ii), (iii), (iv), or (v) above, now or hereafter imposed on either party (or any third parties with which either party is permitted to enter into agreements relating to its undertakings hereunder) (all such amounts, together with any penalties, interest or any additions thereto, collectively “Taxes”). Each party will be responsible for and pay all Taxes imposed on such party under applicable law with respect to payments made under this Agreement, provided that both parties shall pay to

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the other the appropriate Collected Taxes in accordance with subsection 4.2 below. Each party agrees to indemnify, defend and hold the other party harmless from any Taxes (other than Collected Taxes) or claims, causes of action, costs (including, without limitation, reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related to such Taxes to the extent such Taxes relate to amounts paid under this Agreement.

4.2 Any sales or use taxes described in 4.1 above that (i) are owed by either party solely as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required to be collected from that party under applicable law, and (iii) are based solely upon the amounts payable under this Agreement (such taxes the “Collected Taxes”), shall be stated separately as applicable on payee’s invoices and shall be remitted by the other party to the payee, and upon request payee shall remit to the other party official tax receipts indicating that such Collected Taxes have been collected and paid by the payee. Either party may provide the other party an exemption certificate acceptable to the relevant taxing authority (including without limitation a resale certificate) in which case payee shall not collect the taxes covered by such certificate. Each party agrees to take such commercially reasonable steps as are requested by the other party to minimize such Collected Taxes in accordance with all relevant laws and to cooperate with and assist the other party in challenging the validity of any Collected Taxes or taxes otherwise paid by the payor party. Each party shall indemnify and hold the other party harmless from any Collected Taxes, penalties, interest, or additions to tax arising from amounts paid by one party to the other under this Agreement, that are asserted or assessed against one party to the extent such amounts relate to amounts that are paid to or collected by one party from the other under this section. If any taxing authority refunds any tax to a party which the other party originally paid, or a party otherwise becomes aware that any tax was incorrectly and/or erroneously collected from the other party, then that party shall promptly remit to the other party an amount equal to such refund or incorrect collection, as the case may be, plus any interest thereon.

4.3 If taxes are required to be withheld on any amounts otherwise to be paid by one party to the other, the paying party shall deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. Each party shall promptly secure and deliver to the other party an official receipt for any such taxes withheld by the first party, or other documents necessary to enable the other party to claim a U.S. Foreign Tax Credit. The parties shall use reasonable efforts to cooperate with and assist each other in obtaining tax certificates or other appropriate tax compliance documentation in connection with such payments.

4.4 This Section 4 shall govern the treatment of all Taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

5. Asian Simship Program

The purpose of this program is to encourage EA to release Japanese FPUs or North American FPUs, that have been multi-region signed to run on NTSC-J boxes (hereinafter collectively referred to as “Simship Titles”), in Hong Kong, Singapore and Taiwan (referred to as “Simship Territory”) at the same time as EA releases the Software Title in Japan or North America. In order for a Software Title to qualify as a Simship Title, EA must release the Software Title in the Simship Territory on the same date as the initial release date of such Software Title in the Japan and/or North American Sales Territories, wherever the Software Title was first released (referred to as “Original Territory”). To the extent that a Software Title qualifies as a Simship Title, the applicable royalty tier and Unit Discount is determined as if all FPUs of such Software Title manufactured for distribution in both the Original Territory and the Simship Territory were manufactured for distribution in the Original Territory. For example, if EA initially manufactures [***] FPUs of a Title for Japan and simships [***] of those units to the Simship Territory, the royalty for all of the FPUs is determined by [***]. In this example, EA would also receive a [***] Unit Discount on [***] units for having exceeded the Unit Discount level specified in 1.4 of this Exhibit 2 applicable to the Japan Sales Territory. EA must provide Microsoft with written notice of its intention to participate in the Asian Simship Program with respect to a particular Software Title at least [***] days prior to manufacturing any FPUs that are covered by the program. In its notice, EA shall provide all relevant information, including total number of FPUs to be manufactured, number of FPUs to be simshipped into the Simship Territory, date of simship, etc. EA remains responsible for complying with all relevant import, distribution and packaging requirements as well as any other applicable requirements set forth in the Xbox 2 Guide.

6. Audit

Each party shall keep all usual and proper records related to its performance (and any subcontractor’s performance) under this Agreement, for a minimum period of [***] years from the date they are created. Such records, books of account, and

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entries shall be kept in accordance with generally accepted accounting principles. Each party reserves the right, upon [***] business days’ notice, to cause a third party independent CPA or law firm to audit the other party’s records that are related to such other party’s compliance with the terms of this Agreement and the Xbox Live Amendment, and consult with such other party’s accountants, for the purpose of verifying such other party’s compliance with the terms of this Agreement and the Xbox Live Amendment. This right of inspection and consultation shall expire with respect to all records related to any amounts payable under this Agreement on the [***] anniversary of the date of the statement or payment to which such records relate. Any such audit shall be made by the auditing party’s independent auditors and shall be conducted during regular business hours at the audited party’s (or any applicable subcontractor’s) offices in such a manner as not to unreasonably interfere with the audited party’s normal business activities, [***]. Any such audit shall be paid for by the auditing party unless material payment deficiencies are disclosed. For this purpose, “material” shall mean [***]. If any payment deficiencies are disclosed, the audited party shall immediately pay the auditing party [***]. This Section 6 supersedes Section 5.6.1 of the Xbox Live Amendment with respect to any and all payments and payment obligations related to Software Titles hereunder and their related offerings on Xbox Live.

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EXHIBIT 2-A

ROYALTY TIER SELECTION FORM

PLEASE COMPLETE THE BELOW INFORMATION, SIGN THE FORM, AND FAX IT TO MICROSOFT AT (425) 708-2300 TO THE ATTENTION OF MSLI AND YOUR ACCOUNT MANAGER. UPON RECEIPT OF THE COMPLETED AND SIGNED FORM, MICROSOFT WILL E-MAIL AN ACKNOWLEDGEMENT OF RECEIPT TO THE E-MAIL ADDRESS LISTED BELOW.

NOTES:

•	THIS FORM MUST BE SUBMITTED AT LEAST [***] BUSINESS DAYS [***]. IF THIS FORM IS NOT SUBMITTED ON TIME, THE ROYALTY RATE WILL BE [***] FOR THE APPLICABLE SALES TERRITORY.
•	A SEPARATE FORM MUST BE SUBMITTED FOR EACH SALES TERRITORY.

1. Publisher name:

2. Xbox Software Title Name:

3. XMID Number:		4. Manufacturing Region (check one):

	North American Japan European Asian	North America Europe Asia

5. Sales Territory (check one):	6. Final Certification Date:

North American Sales Territory Japan Sales Territory European Sales Territory Asian Sales Territory	North American Sales Territory: Japan Sales Territory: European Sales Territory: Asian Sales Territory:

7. Select Royalty Tier: (check one): [***]

The undersigned represents that he/she has authority to submit this form on behalf of the above publisher, and that the information contained herein is true and accurate.

By (sign) Name, Title, Company (Print) E-Mail Address (for confirmation) Date

MICROSOFT AND ELECTRONIC ARTS CONFIDENTIAL

EXHIBIT 2-B

JAPAN AND ASIA ROYALTY INCENTIVE PROGRAM

1. Overview

To encourage EA to release localized Software Titles in the Japan and Asia Sales Territories during [***], EA may qualify for a special incentive payment equal to [***] according to the terms of this Exhibit 2-B (the “Royalty Incentive Program”).

2. Qualified FPUs

In order to qualify for the Royalty Incentive Program, the following requirements must be met.

2.1 Approved Concept Submission Form. EA must send Microsoft a concept submission (in a form to be provided by Microsoft) for any Software Titles EA intends to qualify for the program no later than August 31, 2005. In order for FPUs to qualify for the Royalty Incentive Program, EA’s Concept for the Software Title must be received on time and approved.

2.2 J-signed. Only FPUs that are “J-signed” to technically restrict their operation to Xbox consoles made for the Japan and Asia Sales Territories will qualify for the Royalty Incentive Program.

2.3 Sim-Ship. Only FPUs of a Software Title that is commercially released on the Xbox 2 on or before the date the Software Title is commercially released in the Japan Sales Territory or the Asia Sales Territory on any video game platform other than the Xbox 2 (including PC or handheld devices) will qualify for the Royalty Incentive Program.

2.4 Fully Localized. Only FPUs that are Fully Localized will qualify for the Royalty Incentive Program. For FPUs manufactured for distribution in the Japan Sales Territory, “Fully Localized” means that all text in the game, the packaging and the Marketing Materials are in Japanese. For FPUs manufactured for distribution in the Asia Sales Territory, “Fully Localized” means that all text in the game, the packaging and the Marketing Materials are in either Korean or Chinese.

2.5 Public Relations. In order to qualify for the Royalty Incentive Program, EA must allow Microsoft to publicly disclose that the Software Title will be released on Xbox 2 in the Japan or Asia Sales Territories.

2.6 Timely Payment. EA must pay royalties on time in accordance with the Agreement or its credit arrangement with Microsoft in order to qualify for the Royalty Incentive Program.

3. Payment

3.1 Manufacturing Periods. The Royalty Incentive Program will only apply to qualified FPUs manufactured on or before the first anniversary of the Commercial Release of the Xbox 2 in the Japan or Asian Sales Territories (as applicable for the FPU).

3.2 Incentive Payments. Microsoft will make royalty incentive payments within forty-five (45) days of the end of each calendar quarter in which qualified FPUs were manufactured.

3.3 Subject to the terms of this Exhibit 2-B, EA’s royalty incentive payment will equal [***].

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EXHIBIT 3

AUTHORIZED AFFILIATES

EA affiliates authorized to perform the rights and obligations under this Agreement are:

I.	Name:	II.	Name:
	Address:		Address:

	Billing Address (if different):		Billing Address (if different):

Telephone:
	Fax:		Telephone:
Fax:

EA will provide Microsoft at least [***] calendar days prior written notice of the name and address of each additional EA affiliate that EA wishes to add to this Exhibit 3. Any additional EA affiliate may not perform any rights or obligations under the Agreement until it has signed and submitted a EA Affiliate Agreement (attached below) to Microsoft

EA AFFILIATE AGREEMENT

For good and valuable consideration,                             , a corporation of                              (“EA Affiliate”) hereby covenants and agrees with Microsoft Licensing, GP, a Nevada general partnership that EA Affiliate will comply with all obligations of Electronic Arts Inc., a Delaware corporation (“EA”) pursuant to that certain Xbox 2 Publisher License Agreement between Microsoft and EA dated                     , 2005 (the “Agreement”) and to be bound by the terms and conditions of this EA Affiliate Agreement. Capitalized terms used herein and not otherwise defined will have the same meaning as in the Agreement.

EA Affiliate acknowledges that its agreement herein is a condition for EA Affiliate to exercise the rights and perform the obligations established by the terms of the Agreement. EA Affiliate and EA will be jointly and severally liable to Microsoft for all obligations related to EA Affiliate’s exercise of the rights, performance of obligations, or receipt of Confidential Information under the Agreement, provided, however, that the rights set forth in Sections 10-15 of the Agreement shall be personal to EA per the terms of the Agreement and not to EA Affiliate. This EA Affiliate Agreement may be terminated in the manner set forth in the Agreement. Termination of this EA Affiliate Agreement does not terminate the Agreement.

IN WITNESS WHEREOF, EA Affiliate has executed this agreement as of the date set forth below. All signed copies of this EA Affiliate Agreement will be deemed originals.

Signature

Title

Name (Print)

Date

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EXHIBIT 4

XBOX 2 PUBLISHER ENROLLMENT

This Xbox Publisher License Enrollment (“Enrollment”) is entered into between Microsoft Ireland Operations Ltd. (“MIOL”) and                      (“Publisher”), and effective as of the latter of the two signatures identified below. The terms of that certain Xbox 2 Publisher License Agreement signed by Microsoft Licensing GP and Electronic Arts Inc. and Electronic Arts C.V. dated on or about                     , 2005 (the “Xbox 2 PLA”) are incorporated herein by reference, with the exception that such incorporation does not create additional payment rights for Electronic Arts C.V. pursuant to this Enrollment beyond those provided for “EA” under Sections 10-15 of the Xbox 2 PLA.

1. Term. This Enrollment will expire on the date on which the Xbox 2 PLA expires, unless it is terminated earlier as provided for in that agreement.

2. Representations and Warranties. By signing this Enrollment, the parties agree to be bound by the terms of this Enrollment, and Publisher represents and warrants that: (i) it has read and understood the Xbox 2 PLA, including any amendments thereto, and agree to be bound by those; (ii) it is either the entity that signed the Xbox 2 PLA or its affiliate; and (iii) the information that provided herein is accurate.

3. Notices; Requests. All notices and requests in connection with this Agreement are deemed given (i) on the [***] day after they are deposited in the applicable country’s mail system ([***] days if sent internationally), postage prepaid, certified or registered, return receipt requested; or (ii) [***] after they are sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

Publisher:	Microsoft:	MICROSOFT IRELAND OPERATIONS LTD.

Attention:

	with a cc to:	MICROSOFT CORPORATION One Microsoft Way Redmond, WA 98052-6399
Attention: Fax:

Phone: Email:	Attention:	Law & Corporate Affairs Department Consumer Group Fax: (425) 706-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.

5. Billing Address. For purposes of the Xbox PLA Exhibit 1, Section 3, Publisher’s billing address is as follows:

Name:
Address:

Attention:
Email address:
Fax:
Phone:

MICROSOFT IRELAND OPERATIONS LTD.

By (sign)	By (sign)
Name (Print)	Name (Print)
Title	Title
Date	Date

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EXHIBIT 5

MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT

(STANDARD RECIPROCAL)

This Non-Disclosure Agreement (the “Agreement”) is made and entered into as of the later of the two signature dates below by and between MICROSOFT CORPORATION, a Washington corporation (“Microsoft”), and Electronic Arts, a Delaware corporation (“Company”).

IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED IN THIS AGREEMENT AND THE MUTUAL DISCLOSURE OF CONFIDENTIAL INFORMATION, THE PARTIES HERETO AGREE AS FOLLOWS:

1 Definition of Confidential Information and Exclusions

(a) “Confidential Information” means nonpublic information that a party to this Agreement (“Disclosing Party”) designates as being confidential to the party that receives such information (“Receiving Party”) or which, under the circumstances surrounding disclosure ought to be treated as confidential by the Receiving Party. “Confidential Information” includes, without limitation, information in tangible or intangible form relating to and/or including released or unreleased Disclosing Party software or hardware products, the marketing or promotion of any Disclosing Party product, Disclosing Party’s business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Except as otherwise indicated in this Agreement, the term “Disclosing Party” also includes all Affiliates of the Disclosing Party and, except as otherwise indicated, the term “Receiving Party” also includes all Affiliates of the Receiving Party. An “Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including but not limited to subsidiaries, that directly or indirectly, control, are controlled by, or are under common control with a party. Prior to the time that any Confidential Information is shared with an Affiliate who has not signed this Agreement, the Receiving Party that executed this Agreement below (the “Undersigned Receiving Party”) shall have entered into an appropriate written agreement with that Affiliate sufficient to enable the Disclosing Party and/or the Undersigned Receiving Party to enforce all of the provisions of this Agreement against such Affiliate.

(b) Confidential Information shall not include any information, however designated, that: (i) is or subsequently becomes publicly available without Receiving Party’s breach of any obligation owed Disclosing Party; (ii) became known to Receiving Party prior to Disclosing Party’s disclosure of such information to Receiving Party pursuant to the terms of this Agreement; (iii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party; (iv) is independently developed by Receiving Party; or (v) constitutes Feedback (as defined in Section 5 of this Agreement).

2. Obligations Regarding Confidential Information

(a) Receiving Party shall:

(i)	Refrain from disclosing any Confidential Information of the Disclosing Party to third parties for five (5) years following the date that Disclosing Party first discloses such Confidential Information to Receiving Party, except as expressly provided in Sections 2(b) and 2(c) of this Agreement;

(ii)	Take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, but no less than reasonable care, to keep confidential the Confidential Information of the Disclosing Party;

(iii)	Refrain from disclosing, reproducing, summarizing and/or distributing Confidential Information of the Disclosing Party except in pursuance of Receiving Party’s business relationship with Disclosing Party, and only as otherwise provided hereunder; and

(iv)	Refrain from reverse engineering, decompiling or disassembling any software code and/or pre-release hardware devices disclosed by Disclosing Party to Receiving Party under the terms of this Agreement, except as expressly permitted by applicable law.

(b) Receiving Party may disclose Confidential Information of Disclosing Party in accordance with a judicial or other governmental order, provided that Receiving Party either (i) gives the undersigned Disclosing Party reasonable notice

11/6/2009	CONFIDENTIAL

prior to such disclosure to allow Disclosing Party a reasonable opportunity to seek a protective order or equivalent, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will afford the Confidential Information the highest level of protection afforded under applicable law or regulation. Notwithstanding the foregoing, the Receiving Party shall not disclose any computer source code that contains Confidential Information of the Disclosing Party in accordance with a judicial or other governmental order unless it complies with the requirement set forth in sub-section (i) of this Section 2(b).

(c) The undersigned Receiving Party may disclose Confidential Information only to Receiving Party’s employees and consultants on a need-to-know basis. The Receiving Party will have executed or shall execute appropriate written agreements with its employees and consultants sufficient to enable Receiving Party to enforce all the provisions of this Agreement.

(d) Receiving Party shall notify the undersigned Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by Receiving Party and its employees and consultants, and will cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

(e) Receiving Party shall, at Disclosing Party’s request, return all originals, copies, reproductions and summaries of Confidential Information and all other tangible materials and devices provided to the Receiving Party as Confidential Information, or at Disclosing Party’s option, certify destruction of the same.

3. Remedies

The parties acknowledge that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

4. Miscellaneous

(a) All Confidential Information is and shall remain the property of Disclosing Party. By disclosing Confidential Information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under any patents, copyrights, trademarks, or trade secret information except as otherwise provided herein. Disclosing Party reserves without prejudice the ability to protect its rights under any such patents, copyrights, trademarks, or trade secrets except as otherwise provided herein.

(b) In the event that the Disclosing Party provides any computer software and/or hardware to the Receiving Party as Confidential Information under the terms of this Agreement, such computer software and/or hardware may only be used by the Receiving Party for evaluation and providing Feedback (as defined in Section 5 of this Agreement) to the Disclosing Party. Unless otherwise agreed by the Disclosing Party and the Receiving Party, all such computer software and/or hardware is provided “AS IS” without warranty of any kind, and Receiving Party agrees that neither Disclosing Party nor its suppliers shall be liable for any damages whatsoever arising from or relating to Receiving Party’s use of or inability to use such software and/or hardware.

(c) The parties agree to comply with all applicable international and national laws that apply to (i) any Confidential Information, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information on exporting Microsoft products, see http://www.microsoft.com/exporting/.

(d) The terms of confidentiality under this Agreement shall not be construed to limit either the Disclosing Party or the Receiving Party’s right to independently develop or acquire products without use of the other party’s Confidential Information. Further, the Receiving Party shall be free to use for any purpose the residuals resulting from access to or work with the Confidential Information of the Disclosing Party, provided that the Receiving Party shall not disclose the Confidential Information except as expressly permitted pursuant to the terms of this Agreement. The term “residuals” means information in intangible form, which is retained in memory by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. The Receiving Party shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, this sub-paragraph shall not be deemed to grant to the Receiving Party a license under the Disclosing Party’s copyrights or patents.

CONFIDENTIAL

(e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, the Receiving Party, their agents, or employees, but only by an instrument in writing signed by an authorized employee of Disclosing Party and the Receiving Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

(f) If either Disclosing Party or the Receiving Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs. This Agreement shall be construed and controlled by the laws of the State of Washington, and the parties further consent to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case the parties consent to the exclusive jurisdiction and venue in the Superior Court of King County, Washington. Company waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule.

(g) This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and lawful assigns; provided, however, that neither party may assign this Agreement (whether by operation of law, sale of securities or assets, merger or otherwise), in whole or in part, without the prior written approval of the other party. Any attempted assignment in violation of this Section shall be void.

(h) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

(i) Either party may terminate this Agreement with or without cause upon ninety (90) days prior written notice to the other party. All sections of this Agreement relations to the right and obligations of the parties concerning Confidential Information disclosed during the term of the Agreement shall survive any such termination.

4. Suggestions and Feedback

The Receiving Party may from time to time provide suggestions, comments or other feedback (“Feedback”) to the Disclosing Party with respect to Confidential Information provided originally by the Disclosing Party. Both parties agree that all Feedback is and shall be given entirely voluntarily. Feedback, even if designated as confidential by the party offering the Feedback, shall not, absent a separate written agreement, create any confidentiality obligation for the receiver of the Feedback. Receiving Party will not give Feedback that is subject to license terms that seek to require any Disclosing Party product, technology, service or documentation incorporating or derived from such Feedback, or any Disclosing Party intellectual property, to be licensed or otherwise shared with any third party. Furthermore, except as otherwise provided herein or in a separate subsequent written agreement between the parties, the receiver of the Feedback shall be free to use, disclose, reproduce, license or otherwise distribute, and exploit the Feedback provided to it as it sees fit, entirely without obligation or restriction of any kind on account of intellectual property rights or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY: ELECTRONIC ARTS INC.	MICROSOFT CORPORATION
Address: 209 Redwood Shores Parkway Redwood City, CA 94065	One Microsoft Way Redmond, WA 98052-6399

Sign: /s/ M. West	Sign: /s/ Laura Wallace

Print Name: M. West	Print Name: Laura Wallace

Print Title: SVP CIO	Print Title: GM, Northern California

Signature Date: 4/8/04	Signature Date: 4/26/04

CONFIDENTIAL